  Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Aemetis, Inc. of our report dated March 12, 2020, relating to the consolidated financial statements of Aemetis, Inc., appearing in the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts.”

RSM US LLP

/s/ RSM US LLP

Des Moines, Iowa
August 28, 2020